Member Audio/Web Conference November 1, 2013 Exhibit 99.1

Cautionary Statement Regarding Forward-
Looking Information

Statements contained in these slides, including statements describing the objectives, projections, estimates, or predictions of the future of the Bank, may be “forward-looking statements.” These statements may use forward-looking terms, such as “anticipates,”
“believes,” “could,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. The Federal Home Loan
Bank of Pittsburgh (the Bank) cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: economic and market conditions, including, but not limited to, real estate, credit and mortgage markets; volatility of market prices, rates, and indices related to financial instruments; political, legislative, regulatory, litigation, or judicial events or actions; changes in assumptions used in the quarterly Other-Than-Temporary Impairment (OTTI)
process; risks related to mortgage-backed securities; changes in the assumptions used in the allowance for credit losses; changes in the Bank’s capital structure; changes in the Bank’s capital requirements; membership changes; changes in the demand by Bank members for Bank advances; an increase in advances’ prepayments; competitive forces, including the availability of other sources of funding for Bank members; changes in investor demand for consolidated obligations and/or the terms of interest rate exchange agreements and similar agreements; changes in the FHLBank System’s debt rating or the Bank’s rating; the ability of the Bank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which the Bank has joint and several liability; applicable Bank policy requirements for retained earnings and the ratio of the market value of equity to par value of capital stock; the Bank’s ability to maintain adequate capital levels
(including meeting applicable regulatory capital requirements); business and capital plan adjustments and amendments; technology risks; and timing and volume of market activity. We do not undertake to update any forward-looking information. Some of the data set forth herein is unaudited.

Over/
2013 2012 (Under)
Net interest income 135.0 $          142.1 $          (7.1) $
Provision (benefit) for credit losses (2.0)                -                   (2.0)
Net OTTI credit losses (0.4)                (11.0)              10.6
All other income 32.9               8.3                 24.6
Other expenses 53.7               52.7               1.0
Income before assessments 115.8             86.7               29.1
AHP 11.7               8.7                 3.0
Net income 104.1 $          78.0 $            26.1 $
Net interest margin (bps) 30 34 (4)
Nine months ended Sept 30,
Financial Highlights – Statement of Income
(in millions)

Quarterly Net Income
3Qtr 13 2Qtr 13 1Qtr 13 4Qtr 12 3Qtr 12
Net income 43.5 $   32.0 $   28.6 $   51.7 $   33.0 $
Net prepayment fees on
advances
- $       0.4 $      1.7 $      17.5 $   2.2 $
Net OTTI credit losses
-           -           (0.4)        (0.4)        (0.2)
Derivative and hedging activity
5.4         7.1         1.6         8.1         3.5
Net gains on early
extinguishment of debt 9.6         -           -           -           -
(in millions)

$40.0
$35.0
$30.0
$25.0
$20.0
Billions

Sep-10	Dec-10	Mar-11	Jun-11	Sep-11	Dec-11	Mar-12	Jun-12	Sep-12	Dec-12	Mar-13	Jun-13	Sep-13
$31.6	$29.7	$26.7	$26.9	$25.8	$30.6	$31.4	$33.6	$37.7	$40.5	$40.0	$40.6	$39.5

Period End Balances

Quarterly Advance Trend 5

Financial Highlights – Selected Balance Sheet
2013 2012 Amount
Average:
Total assets 59,926 $     56,899 $    3,027 $    5%
Advances 38,028        32,802       5,226       16
Total investments 17,815        19,810       (1,995)      (10)
Sept 30,  Dec 31,
2013 2012 Amount
Spot:
Advances 39,506 $     40,498 $    (992) $      (2)         %
PLMBS (par) 2,351          2,944         (593)         (20)
Retained earnings 652             559            93            17
Percent
Over/(Under)
Over/(Under)
Percent
Nine months ended Sept 30,
(in millions)
(in millions)

(in millions) Sept 30, Dec 31,
2013 2012
Permanent capital
(1)
3,140 $       3,807 $
Excess permanent capital
over RBC requirement 2,079 $       2,777 $
Capital ratio (4% minimum) 5.1% 5.9%
Leverage ratio (5% minimum) 7.7% 8.8%
Market value/capital stock (MV/CS)
126.6% 115.1%
Capital Requirements
(1) Permanent capital includes excess capital stock of $68 million at September 30, 2013 and
$624 million at December 31, 2012

Member Audio/Web Conference November 1, 2013